UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

OCTOBER 7, 2025
Date of Report (date of earliest event reported)

Copper Property CTL Pass Through Trust
(Exact name of registrant as specified in its charter)

New York	000-56236	85-6822811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Second Street, Suite 206
Jersey City, NJ	07311-4056
(Address of Principal Executive Offices)	(Zip Code)

(201) 839-2200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 7, 2025, Copper Property CTL Pass Through Trust (the “Trust”) received a written direction (the “Direction Letter”) from certain of its certificateholders holding certificates of the Trust representing, in the aggregate, a majority of the outstanding certificates of the Trust (the “Majority Certificateholders”). Pursuant to Sections 1.04, 6.09(b) and 9.02(a) of the Amended and Restated Pass Through Trust Agreement, dated January 30, 2021 (as amended, the “Trust Agreement”), the Direction Letter directs GLAS Trust Company LLC, as Trustee, effective immediately upon receipt, (i) not to amend, modify, supplement or waive any provision of the Purchase and Sale Agreement referenced in the Trust’s Form 8-K filed on September 8, 2025 without the consent of the Majority Certificateholders; (ii) not to extend or permit any extension of the closing date or otherwise delay the closing under the Purchase and Sale Agreement, other than in accordance with the requirements of the Purchase and Sale Agreement, without such consent; and (iii) take any actions necessary or appropriate under the Trust’s governing documents to give effect to the foregoing.

The foregoing description of the Direction Letter is qualified in its entirety by reference to the full text of the Direction Letter, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits.

Number
99.1    Written Direction of Certificateholder

*Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPPER PROPERTY CTL PASS THROUGH TRUST
	By:	/s/ Larry Finger
Larry Finger
Principal Financial Officer
Date: October 14, 2025